Exhibit 99.2

FOR IMMEDIATE RELEASE

Investor Contact:	Sheree Aronson
(714) 247-8290
sheree.aronson@amo-inc.com
Media Contact:	Steve Chesterman
(714) 247-8711
steve.chesterman@amo-inc.com

ADVANCED MEDICAL OPTICS, INC.

PRICES $150 MILLION

CONVERTIBLE SENIOR SUBORDINATED NOTES OFFERING

(SANTA ANA, CA), July 13, 2005 — Advanced Medical Optics, Inc. (AMO) [NYSE: EYE], today announced the pricing of a private offering of $150 million aggregate principal amount of its 1.375% convertible senior subordinated notes due 2025. The notes were offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. The sale of the notes is expected to close on July 18, 2005, subject to customary closing conditions.

The notes will be unsecured senior subordinated obligations of AMO and will pay interest semi-annually at an annual rate of 1.375%. Prior to June 1, 2011, the notes will be convertible, only upon specified events, at the option of the holder into cash and, in certain circumstances, shares of AMO’s common stock at an initial conversion price of approximately $47.60 per share (or an initial conversion rate of 21.0084 shares per $1,000 principal amount of notes). On or after June 1, 2011, the notes will be convertible at any time prior to maturity at the option of the holder into cash and, in certain circumstances, shares of AMO’s common stock at the above initial conversion rate, subject to adjustment. The initial conversion price represents a 12.53% premium to the $42.30 per share closing price of AMO’s common stock on The New York Stock Exchange on July 12, 2005.

Beginning July 6, 2011, AMO may redeem any of the notes at a redemption price of 100% of their principal amount, plus accrued and unpaid interest. Holders may require AMO to repurchase the notes at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest, on July 1, 2011, July 1, 2016 and July 1, 2021, or at any time prior to their maturity upon the occurrence of a fundamental change.

AMO intends to use the net proceeds from the offering to repay its outstanding term loan under its senior credit facility.

The notes and any common stock issuable upon conversion of the notes will not be registered under the Securities Act of 1933 or the securities laws of any other jurisdiction and, unless they are registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws.

Forward-Looking Statements

This press release contains forward-looking statements about AMO, including those relating to the offering and whether or not AMO will consummate the offering. All forward-looking statements in this press release are based on estimates and assumptions and represent AMO’s judgment only as of the date of this press release. Actual results may differ from current expectations based on a number of factors including but not limited to changing market conditions and AMO’s ability to complete the offering. Therefore, the reader is cautioned not to rely on these forward-looking statements. AMO disclaims any intent or obligation to update these forward-looking statements.

Additional information concerning these and other risk factors may be found in previous financial press releases issued by AMO. AMO’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Certain Factors and Trends Affecting AMO and its Businesses” in AMO’s 2004 Form 10-K filed by AMO with the Securities and Exchange Commission (the “Commission”) on March 2, 2005 and AMO’s Form 10-Q for the quarterly period ended March 25, 2005, filed by AMO with the Commission on April 29, 2005, also include information concerning these and other risk factors. Copies of press releases and additional information about AMO are available on the World Wide Web at www.amo-inc.com, or you can contact the AMO Investor Relations Department by calling (714) 247-8348.

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